EXHIBIT C

            , 2013

Morgan Stanley & Co. LLC

Credit Suisse Securities (USA) LLC

UBS Securities LLC

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

and

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York, 10010-3629

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), Credit Suisse Securities (USA) LLC (“Credit Suisse”) and UBS Securities LLC (“UBS,” and together with Morgan Stanley and Credit Suisse, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Akebia Therapeutics, Inc., a Delaware corporation (together with any successor, the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the Common Stock, par value $0.00001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Credit Suisse on behalf of the Underwriters, it will not, during the period commencing on the date of the first filing with the Securities and Exchange Commission of the Company’s registration statement relating to the Public Offering and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in the Public Offering (other than any Company-directed shares of Common Stock purchased in the Public Offering by an officer or director of the Company) or in open market transactions after the date of the Underwriting Agreement; (b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift; (c) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by will or intestacy; (d) the exercise of options to purchase shares of Common Stock granted under a stock incentive plan or stock purchase plan of the Company existing as of the date hereof and described in the Prospectus, provided that any shares of Common Stock issued pursuant to such exercise shall be subject to the restrictions set forth herein; (e) transfers to the Company for the purpose of satisfying tax withholding obligations upon the vesting of other equity incentive awards granted under a stock incentive plan or stock purchase plan of the Company existing as of the date hereof and described in the Prospectus; (f) transfers or distributions not involving a disposition for value of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited or general partners, stockholders or members of the undersigned, or if the undersigned is a corporation, to a wholly-owned subsidiary of the undersigned; (g) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock made by the undersigned to (1) any trust, corporation, partnership, limited liability company or other legal entity who, directly or indirectly, controls, is controlled by, or is under common control with the undersigned, (2) any trust or other legal entity for which the undersigned or the undersigned’s spouse serves as trustee or investment advisor, or (3) any member of the immediate family of the undersigned or any trust or other legal entity for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned; (h) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a sale of, or an offer to purchase, 100% of the outstanding shares of Common Stock, whether pursuant to a merger, tender offer or otherwise, to a third party or group of third parties, provided that in the event that such merger, tender offer or other transaction is not completed, the Common Stock and any security convertible into or exercisable or exchangeable for Common Stock shall remain subject to the restrictions set forth herein; (i) the conversion of the outstanding preferred stock of the Company into shares of Common Stock upon the closing of the Public Offering, provided that such shares of Common Stock shall remain subject to the restrictions set forth herein; or (j) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (1) such plan does not provide for the transfer of Common Stock during the Restricted Period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; provided, however, that in the case of (1) any transfer or distribution pursuant to clause (b), (c), (f) or (g), each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (2) any transaction, transfer, exercise or distribution pursuant to clause (a), (b), (c), (d), (e), (f), or (g), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period (other than a filing on Form 5 made after the expiration of the Restricted Period). In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Credit Suisse on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; provided that the undersigned may make a demand under any registration rights agreement with the Company existing as of the date hereof and described in the Prospectus for, and exercise its rights under any such registration rights agreement with respect to, the registration after the expiration of the Restricted Period of shares of Common Stock that does not require the filing of a registration statement or any public announcement or activity regarding the registration during Restricted Period (and no such public announcement or activity shall be voluntarily made or taken during the Restricted Period). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley and Credit Suisse agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Morgan Stanley and Credit Suisse notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley and Credit Suisse hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In the event that during the Restricted Period, Morgan Stanley and Credit Suisse waive any prohibition on the transfer of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held by any person or entity that beneficially owns 5% or more of the outstanding shares of Common Stock, Morgan Stanley and Credit Suisse shall be deemed to have also waived, on the same terms, the prohibitions set forth in this lock-up letter that would otherwise have applied to the undersigned with respect to the same percentage of the undersigned’s Common Stock or securities convertible into or exercisable or exchangeable for Common Stock as the relative percentage of aggregate Common Stock or securities convertible into or exercisable or exchangeable for Common Stock held by such party receiving the waiver which are subject to such waiver. The provisions of this paragraph will not apply: (1) unless and until Morgan

Stanley and Credit Suisse have first waived more than 1.0% of the Company’s total outstanding shares of Common Stock (assuming conversion, exercise and exchange of all securities convertible into or exercisable or exchangeable for Common Stock) from such prohibitions, (2) (a) if the release or waiver is effected solely to permit a transfer not involving a disposition for value and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up letter to the extent and for the duration that such terms remain in effect at the time of the transfer, or (3) if the release or waiver is granted to a holder of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with a follow-on public offering of such Securities pursuant to a registration statement on Form S-1 that is filed with the Securities and Exchange Commission. In the event that any percentage of such Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock released from the prohibitions set forth in this lock-up letter are subject to any restrictions of the type set forth in the second paragraph of this lock-up letter, the same restrictions shall be applicable to the release of the same percentage of the undersigned’s Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. In the event that, as a result of this paragraph, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held by the undersigned are released from the restrictions imposed by this lock-up letter, Morgan Stanley and Credit Suisse shall use commercially reasonable efforts to notify the Company within two business day of the effective date of such release, and the Company, in turn, in consultation with Morgan Stanley and Credit Suisse, shall use commercially reasonable efforts to notify the undersigned within two business days thereafter that the same percentage of aggregate Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held by the undersigned has been released; provided that the failure to give such notice to the Company or the undersigned shall not give rise to any claim or liability against the Company or the Underwriters, including the Representatives.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This agreement (and for the avoidance of doubt, the Restricted Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of (i) the Representatives, on behalf of the Underwriters, on the one hand, or the Company, on the other hand, advising the other in writing prior to the execution of the Underwriting Agreement that they have or it has determined not to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriters, (iii) the registration statement filed with the SEC with respect to the Public Offering is withdrawn or (iv) June 1, 2014, in the event the closing of the Public Offering shall not have occurred on or before such date.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Print Name)

(Signature)

(Address)

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